UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2019

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Statements in this Report regarding plans, expectations or timing relating to its lease of a new office and laboratory facility, construction of improvements at the leased premises, relocating its operations to the leased premises, and related transactions described in this Report are forward-looking statements and these statements involve risks and uncertainties, including, without limitation, availability of construction contractors, the cost and time required to construct improvements for a diagnostic and research laboratory at the leased space, and the cost and time required to relocate OncoCyte’s operations to the newly leased premises. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

References to “OncoCyte,” “we” or “us” are references to OncoCyte Corporation.

Item 1.01 — Entry into a Material Definitive Agreement

On December 23, 2019, OncoCyte entered into an Office Lease Agreement (the “Lease”) of a building containing approximately 26,800 square feet of rentable space located at 15 Cushing in Irvine California (the “Premises”) that will serve as OncoCyte’s new principal executive and administrative offices and laboratory facility. The lessor has made the Premises available to OncoCyte on December 24, 2019. OncoCyte expects to complete the relocation of its offices to the Premises in January 2020, and will construct a clinical diagnostic laboratory and a research laboratory at the Premises and then relocate its laboratories to the Premises later in 2020.

The Lease has an initial term of 89 calendar months, plus any fraction of the calendar month in which the “Commencement Date” occurs (the “Term”). The Commencement Date will occur 150 days after December 24, 2019, the date on which OncoCyte took possession of the Premises. OncoCyte has an option to extend the term of the Lease for a period of five years (the “Extended Term”).

OncoCyte will pay base monthly rent in the amount of $61,640 during the first 12 months of the Term. Base monthly rent will increase annually, over the base monthly rent then in effect, by 3.5%. If the Term or Extended Term commences or expires on a day other than the first day of a calendar month, the base monthly rent, and expenses and taxes payable by OncoCyte under the Lease as described below, will be prorated for the partial month. OncoCyte will not be obligated to pay base monthly rent during the period of its occupancy of the Premises prior to the Commencement Date and will be entitled to an abatement of 50% of the base monthly rent during the first ten calendar months of the Term. If the Lease is terminated based on the occurrence of an “event of default,” OncoCyte will be obligated to pay the abated rent to the lessor.

If OncoCyte exercises its option to extend the Term, the initial base monthly rent during the Extended Term will be the greater of the base monthly rent in effect during the last year of the Term or the prevailing market rate. The prevailing market rate will be determined based on annual rental rates per square foot for comparable space in the area where the Premises are located. If OncoCyte does not agree with the prevailing market rate proposed by the lessor, the rate may be determined through an appraisal process. The base monthly rent during the Extended Term shall be subject to the same annual rent adjustment as applicable for base monthly rent during the Term.

In addition to base monthly rent, OncoCyte will pay in monthly installments (a) all costs and expenses, other than certain excluded expenses, incurred by the lessor in each calendar year in connection with operating, maintaining, repairing (including replacements if repairs are not feasible or would not be effective) and managing the Premises and the building in which the Premises are located (“Expenses”), and (b) all real estate taxes and assessments on the Premises and the building in which the Premises are located, all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Premises, and costs and fees incurred in connection with seeking reductions in such tax liabilities (“Taxes”). Subject to certain exceptions, Expenses shall not be increased by more than 4% annually on a cumulative, compounded basis.

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OncoCyte is entitled to an abatement of its obligations to pay Expenses and Taxes while constructing improvements to the Premises constituting “Tenant’s Work” under the Lease prior to the Commencement Date, except that (a) OncoCyte will be obligated to pay 43.7% of Expenses and Taxes during the period prior to the Commencement Date for its use of the second floor of the Premises, which is already built out as office space, and (b) the abatement will end prior to the Commencement Date if OncoCyte completes its “Tenant’s Work” for its laboratory space and opens the ground floor for use.

The lessor has agreed to provide OncoCyte with a “Tenant Improvement Allowance” in the amount of $1,340,000 to pay for the plan, design, permitting, and construction of the improvements constituting Tenant’s Work. The lessor shall be entitled to retain 1.5% of the Tenant Improvement Allowance as an administrative fee.

OncoCyte has provided the lessor with a security deposit in the amount of $150,000 and a letter of credit in the amount of $1,700,000. The lessor may apply the security deposit, in whole or in part, for the payment of rent and any other amount that OncoCyte is or becomes obligated to pay under the Lease but fails to pay when due and beyond any cure period. The lessor may draw on the letter of credit from time to time to pay any amount that is unpaid and due, or if the original issuing bank notifies the lessor that the letter of credit will not be renewed or extended for the period required under the Lease and OncoCyte fails to timely provide a replacement letter of credit, or an event of default under the Lease occurs and continues beyond the applicable cure period, or if certain insolvency or bankruptcy or insolvency with respect to OncoCyte occur. OncoCyte is required to restore any portion of the security deposit that is applied by the lessor to payments due under the Lease, and OncoCyte is required to restore the amount available under the letter of credit to the required amount if any portion of the letter of credit is drawn by the lessor. Commencing on the 34th month of the Term, (a) the amount of the letter of credit that OncoCyte is required to maintain shall be reduced on a monthly basis, in equal installments, to amortize the required amount to zero at the end of the Term, and (b) OncoCyte will have the right to cancel the letter of credit at any time if it meets certain market capitalization and balance sheet thresholds; provided, in each case, that OncoCyte is not in then default under the Lease beyond any applicable notice and cure period and the lessor has not determined that an event exists that would lead to an event of default.

To obtain the letter of credit, OncoCyte has provided the issuing bank with a restricted cash deposit that the bank will hold to cover its obligation to pay any draws on the letter of credit by the lessor. The restricted cash may not be used for any other purpose.

OncoCyte will generally be obligated to keep the Premises in good condition and repair with the exception of components of the Premises and building that the lessor is required to maintain and repair. The lessor is required to maintain and repair (a) structural elements of the building, such as the roof, foundation, structural supports, exterior walls, (b) elevators and fire and life safety systems, (c) drainage and sewer systems, (d) walkways, sidewalks, and curbs, (e) landscaping and irrigation systems, (f) parking areas and driveways, and (g) exterior lighting.

The Lease requires OncoCyte to maintain certain liability and other insurance and contains customary provisions pertaining to matters such as: (a) termination of the Lease or abatement of rent and other payment obligations in the event of damage or destruction of the Premises; (b) termination of the Lease in the event of any taking of the Premises in whole or in any material part by eminent domain or other process for any public or quasi-public purpose; (c) restrictions on subletting and assignment; (d) indemnification for acts and omissions, and indemnification of the lessor against certain liabilities arising under laws pertaining to hazardous materials; and (e) other matters.

The lessor may terminate the Lease or may exercise certain other rights and remedies under California law, if an event of default occurs under the Lease. Events of default include (a) failure to pay any amount due under the Lease beyond a notice and cure period, (b) failure to perform any obligation or comply with any term or provision of the Lease beyond any applicable notice and cure period, (c) OncoCyte becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, enters a general extension agreement with creditors or admits in writing its inability to pay its debts when due, (d) the leasehold estate is taken by process or operation of law, including selling OncoCyte’s leasehold interest under execution, and (e) abandonment of the Premises.

The foregoing description of the Lease is only a summary, does not purport to be complete, and is qualified in all respects by the full text of the Lease, including all exhibits to the Lease, which is filed as an exhibit to this Report and is incorporated by reference.

Item 1.02 — Termination of Material Definitive Agreement

In connection with signing the Lease for its new office and laboratory space, OncoCyte notified Lineage Cell Therapeutics, Inc. that the Shared Facilities and Services Agreement with OncoCyte will terminate on December 31, 2019.

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Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Lease in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Office Lease Agreement, dated December 23, 2019, between OncoCyte Corporation and Cushing Ventures, LLC*

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: December 27, 2019	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer

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